                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              EPL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:


--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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
                     [EPL TECHNOLOGIES, INC. LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The Annual Meeting of Shareholders (the "Annual Meeting") of EPL Technologies, Inc. (the "Company") will be held on Monday, July 21, 1997, at 9:30 A.M. (local time) at the Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania for the following purposes:

         1. to elect three directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified;
         2. to consider and act upon a proposal to amend the Company's 1994 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance under the Plan to 4,500,000;
         3. to consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the authorized number of shares of Board Designated Preferred Stock to 4,000,000; and
         4.  to transact such other business as may properly come before the
             Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on June 6, 1997 as the record date for the Annual Meeting. Only holders of record at that time of the Company's Common Stock, $0.001 par value per share, Series A Preferred Stock, par value $1.00 per share, Series B Preferred Stock, par value $0.01 per share, and Series C Preferred Stock, par value $0.01 per share, are entitled to notice of, and are entitled to vote at, the Annual Meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection upon written demand, during normal business hours by any shareholder of the Company prior to the Annual Meeting, beginning two days after the date of this notice, at the Company's address shown above.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, a Proxy Statement and a proxy accompany this notice. It is expected that these materials are first being sent to shareholders on or about June 20, 1997.

         The right to vote your stock at the Annual Meeting is an important shareholder right and should be exercised by you in person or by proxy regardless of the number of shares held. The Board of Directors sincerely hopes you will be able to be present at the Annual Meeting but requests in any event that you SIGN and DATE your proxy and mail it in the enclosed envelope promptly. The return of the enclosed proxy will not affect your right to vote in person at the Annual Meeting. The prompt return of your proxy will eliminate the need for further solicitation, with its attendant expense to the Company.

Timothy B. Owen
Secretary

June 20, 1997

                     [EPL TECHNOLOGIES, INC. LETTERHEAD]


                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                            To Be Held July 21, 1997


         This Proxy Statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of EPL Technologies, Inc. (the "Company"), to be voted at its Annual Meeting of Shareholders (the "Annual Meeting") which will be held at 9:30 A.M. (local time) on July 21, 1997 at the Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the Annual Meeting. It is expected that this Proxy Statement, the foregoing notice and the enclosed proxy are to be first mailed to shareholders entitled to vote on or about June 20, 1997. Such mailing also includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("fiscal 1996"), its report on Form 10-Q for the quarter ended March 31, 1997 and a letter from the Company's Chief Executive Officer. The Annual Report and such other materials are not to be considered a part of the Company's proxy solicitation materials.


                           PURPOSE OF ANNUAL MEETING

         At the Annual Meeting, shareholders will be asked: (i) to elect three directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified; (ii) to approve an amendment to the Company's 1994 Stock Incentive Plan (the "Plan") which would increase the number of shares of Common Stock reserved for issuance under the Plan to 4,500,000; (iii) to approve an amendment to the Company's Articles of Incorporation which would increase the authorized number of shares of Board Designated Preferred Stock to 4,000,000; and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board recommends a vote in favor of (i.e., "FOR") items (i) - (iii) described above.


                            QUORUM AND VOTING RIGHTS

         The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the outstanding shares of Common Stock, $0.001 par value per share (the "Common Stock"), the shares of Series A Convertible Preferred Stock, $1.00 par value per share (the "A Preferred Stock"), the shares of Series B Convertible Preferred Stock, $0.01 par value per share

(the "B Preferred Stock"), and the shares of Series C Convertible Preferred Stock, $0.01 par value (the "C Preferred Stock"), is necessary to constitute a quorum for consideration of the matters to be voted upon at the Annual Meeting, other than the proposed amendment to the Company's Articles of Incorporation (the "Articles Amendment"). With respect to the Articles Amendment, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast by each class of Common Stock, A Preferred Stock, B Preferred Stock and C Preferred Stock is necessary to constitute a quorum.

             Only shareholders of record at the close of business on June 6, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding 16,151,034 shares of the Company's Common Stock, 2,373,000 shares of A Preferred Stock, 531,915 shares of B Preferred Stock and 144,444 shares of C Preferred Stock. Each share of A Preferred Stock is convertible into 1.333 shares of Common Stock and holders of A Preferred Stock are entitled to one vote per share for each share of Common Stock into which such A Preferred Stock is convertible. Each share of B Preferred Stock and C Preferred Stock is convertible into one share of Common Stock and holders of the B Preferred Stock and C Preferred Stock are entitled to one vote per share for each share of Common Stock into which such B Preferred Stock and C Preferred Stock is convertible. Thus, as of the Record Date, there were a total outstanding of 19,991,393 shares of the Company's capital stock entitled to vote. The holders as of the Record Date of the Company's Common Stock, the A Preferred Stock, the B Preferred Stock and C Preferred Stock will vote together as a class on all matters presented at the Annual Meeting, other than the Articles Amendment, on which each of the Common Stock, the A Preferred Stock, the B Preferred Stock and the C Preferred Stock will vote as separate classes.


                       VOTING AND SOLICITATION OF PROXIES

         A shareholder who submits a proxy may revoke it at any time before the proxy is exercised. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or (c) submitting a duly executed proxy bearing a later date. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. When a proxy is returned properly signed, the shares represented will be voted in accordance with the instructions provided therein. Broker non-votes will not be counted as votes cast and will have no effect on the results of a vote, although they will count towards the presence of a quorum. Abstentions will have the effect of a "no" vote, and will count towards the presence of quorum. In the absence of instructions, the shares represented at the Annual Meeting by proxy will be voted "FOR" the nominees of the Board in the election of directors, "FOR" the amendment to the Plan, and "FOR" the amendment to the Company's Articles of Incorporation.

         The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or facsimile by officers or other regular employees of the Company who will not receive any additional compensation for such efforts. The Company will reimburse reasonable expenses incurred by record holders of Common Stock or any series of preferred stock ("Preferred Stock") who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy materials to any beneficial owners of such stock, upon request of such record holders.

                    VOTE REQUIRED FOR ELECTION OF DIRECTORS
                        AND APPROVAL OF OTHER PROPOSALS

         To be elected a director, a nominee for election must receive the favorable vote of a majority of the shares of Common Stock and Preferred Stock (on an as-converted basis), voting together as a class, represented in person or by proxy at the Annual Meeting. Shareholders entitled to vote will not have cumulative voting rights. Approval of the proposal to amend the Plan requires the favorable vote of a majority of the shares of Common Stock and Preferred Stock (on an as-converted basis), voting together as a class, represented in person or by proxy and entitled to vote at the Annual Meeting. Approval of the proposal to amend the Company's Articles of Incorporation requires the favorable vote of a majority of the shares of each of the Common Stock, the A Preferred Stock, the B Preferred Stock and the C Preferred Stock, each voting as a separate class, represented in person or by proxy and entitled to vote at the Annual Meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Board of Directors, the size of which the Board sets from time to time at between three (3) and seven (7) members, currently consists of three (3) members: Paul L. Devine, Robert D. Mattei and Ronald W. Cantwell. The Board proposes that the three current directors, listed below as nominees, be re-elected as directors of the Company to hold office until the next annual meeting of shareholders and until such director's successor is duly elected and qualified. The board expects shortly hereafter to set the size of the board at four (4) members and elect a fourth director once a suitable candidate has been identified and elected by the Board. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies with respect to which no contrary direction is made will be voted in favor of those who remain as candidates and may be voted for substitute nominees.

         The nominees, their ages at the Record Date and certain other information about them is set forth below:

                                                            Position(s) with
Name                                           Age          the Company                       Director Since
------------------------------------------------------------------------------------------------------------
Paul L. Devine                                  42          Chairman of the Board and              1992
                                                            Chief Executive Officer

Robert D. Mattei                                58          Director                               1988

Ronald W. Cantwell                              53          Director                               1997

                 PAUL L. DEVINE - Mr. Devine was appointed Chairman and Chief Executive Officer of the Company in March 1992. From 1989 to 1992, Mr. Devine was involved as a business consultant in the identification and targeting of acquisitions for various public companies. During this time, he also served as a director and chief executive officer of various companies, including three United Kingdom (U.K.) subsidiaries of Abbey Home Healthcare, Inc., a U.S. public health care group. Prior to this he was the Chief Executive Officer of Leisure Time International, PLC from 1986 to 1989. He is a graduate of London University and holds Bachelors and Masters degrees in curriculum research. Throughout his business career, he has been intimately involved in the design and implementation of new product strategies, in financial services, health/hygiene services and food processing.

                 ROBERT D. MATTEI - Mr. Mattei is an investor and entrepreneur. Mr. Mattei has been self-employed in various aspects of the food service industry for over 20 years. As a restaurateur, Mr. Mattei has developed, operated and sold many successful operations. Mr. Mattei currently owns three restaurants and acts as an industry consultant, involved primarily in the development of restaurant concepts. Mr. Mattei has been a member of the Board of the Company since February 1988, was Secretary of the Company from February 1988 to March 1993 and is also a member of the Audit, Compensation and 1994 Stock Incentive Plan Administration Committees.

                 RONALD W. CANTWELL - Mr. Cantwell currently serves as President of Trilon Dominion Partners L.L.C., and has done so since its inception in June 1995. Prior to this, Mr. Cantwell served as President of The Catalyst Group, Inc., where he executed a variety of merchant banking activities and developed and directed the strategic plan for a diverse mix of utility assets. In addition, he was involved in advising numerous mergers, acquisitions and restructuring matters for The Edper Group, the principal investor in The Catalyst Group. Prior to joining The Catalyst Group, Mr. Cantwell spent nineteen years in the practice of public accounting, most recently with Ernst & Young, where he was a tax partner and headed the Dallas-based Mergers and Acquisitions practice. Mr. Cantwell was elected to fill a vacancy on the Board in May 1997 and is a member of the Compensation and 1994 Stock Incentive Plan Administrative Committees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                 The Board held two meetings during fiscal 1996 and also acted by unanimous written consent. The Board currently has an Audit Committee, a Compensation Committee and the 1994 Stock Incentive Plan Administration Committee, but does not have a nominating committee. During 1996, the Audit Committee was comprised of Mr. Mattei and a former director, Dr. Rainer Bichlbauer, and the Compensation Committee and the 1994 Stock Incentive Plan Administration Committee were comprised of Mr. Mattei and a former director, Mr. William Hopke. Dr. Bichlbauer resigned from the Board in May 1997 and Mr. Hopke resigned in December 1996. Following the resignation of Mr. Hopke, Mr. Cantwell was appointed to the Compensation Committee and the 1994 Stock Incentive Plan Administration Committee. The Audit Committee, the Compensation Committee and the 1994 Stock Incentive Plan Administration Committee each held one meeting in fiscal 1996 and also acted by unanimous written consent. Each incumbent director who served on the Board during fiscal 1996 attended over 75% of the aggregate number of meetings of the Board and of the committees on which such director served.

                 The Audit Committee has authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls and tax and other accounting-related matters. The Compensation Committee sets compensation policies applicable to executive officers and approves salaries, bonuses and other compensation matters for executive officers of the Company. The 1994 Stock Incentive Plan Administration Committee administers the Plan. The Board as a whole administers the Company's 1993 Non-Qualified Stock Option Plan.

COMPENSATION OF DIRECTORS

                 With the exception of payments to Mr. Devine, in his capacity as Chief Executive Officer of the Company, no cash compensation was paid to any director of the Company during fiscal 1996. In May 1996, in accordance with the terms of the Plan, director Robert D. Mattei and former directors Bichlbauer and Hopke, were each granted an option to acquire 15,000 shares of Common Stock at an exercise price of $7.625 per share for their services as members of the various committees of the Board described above. Also, in May 1997, Mr. Mattei and Dr. Bichlbauer were each granted an option to acquire 15,000 shares of Common Stock at an exercise price of $5.25 per share for their services as members of such committees. Because Mr. Hopke served for part of fiscal 1996, he was granted an option to acquire 10,000 shares of Common Stock at an exercise price of $5.25 per share for his services during 1996 as a member of such committees. These options are, and subsequent options so granted will be vested and exercisable at any time until the expiration of the five year period ending after the date of grant. Under the terms of the Plan, each non-employee director will receive a grant of 15,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on May 4th of each year.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NOMINEES PRESENTED.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

                 The following table sets forth certain information as of the Record Date regarding the beneficial ownership of all directors, nominees for directors, executive officers named in the summary compensation table, all directors and executive officers as a group, and each person known to the Company to be a beneficial owner of more than five percent of any class of the Company's outstanding capital stock. Each beneficial owner has sole voting and investment power with respect to the shares indicated as beneficially owned, except as noted.

Name and Address                         Number of          Percent         Percent         Percent       Percent
of Beneficial Owner                      Shares (1)        of Common        Series A        Series B      Series C
------------------- -----------------------------------------------------------------------------------------------
Trilon Dominion Partners, L.L.C.            5,425,106(2)         28.75%          82.7%              0             0
Lancer Partners, L.P.                       3,819,411(3)         22.90              0             100%            0
Quaestus S.A.                                 413,333(4)          2.50          10.50               0             0
Willbro Nominees                              144,444(5)             0              0               0           100%
Paul L. Devine                              1,340,833(6)          7.78            2.1               0             0
Robert D. Mattei                              428,965(7)          2.64              0               0             0
Ronald W. Cantwell                                  0                0              0               0             0
Howard S. Kravitz                             270,000(8)          1.65              0               0             0
Derrick W. Lyon                               200,000(9)          1.22              0               0             0

Directors and executive officers
       as a group (nine persons)            3,087,298(10)        16.64            2.1               0             0
Total number of shares outstanding         16,151,034                           100.0%
      common
Preferred (as converted) Series A           3,164,000                           100.0%
                         Series B             531,915                                            100%
                         Series C             144,444                                                          100%

(1) Unissued shares of Common Stock of each owner subject to currently exercisable options or other rights to acquire securities exercisable within 60 days of the Record Date are included in the totals listed and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such owner. Any securities not outstanding that are subject to the exercise of options or warrants or through the conversion of any security are deemed to be outstanding for the purpose of computing the percentage of outstanding securities by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. The effect of this calculation is to increase the stated total ownership percentage currently controlled.
(2) Includes 2,717,333 shares of Common Stock which may be acquired by (i) converting 1,963,000 shares of A Preferred Stock into 2,617,333 shares of Common Stock and (ii) exercising warrants to acquire 100,000 shares of Common Stock. The address for Trilon Dominion Partners, L.L.P. is 245 Park Avenue, Suite 2820, New York, NY 10017.
(3) Includes 468,085 shares of Common Stock which may be acquired by converting 468,085 shares of B Preferred Stock. It also includes 1,070,332 shares of Common Stock, and 63,830 shares of Common Stock which may be acquired by converting 63,830 shares of B Preferred Stock into shares of Common Stock, both held by funds other than Lancer Partners, L.P., but which are commonly managed in a group that includes Lancer Partners, L.P. The address for Lancer Partners, L.P. is 200 Park Avenue, 39th floor, New York, NY 10017.
(4) Includes 413,333 shares of Common Stock which may be acquired by (i) converting 250,000 shares of A Preferred

        Stock into 333,333 shares of Common Stock and (ii) exercising warrants to acquire 80,000 shares of Common Stock. The address for Quaestus S.A. is 38a Route de Malagnou, CH-1208, Geneva, Switzerland.
(5) Includes 144,444 shares of Common Stock issuable upon conversion of C Preferred Stock. The address for Willbro Nominees is 6 Broadgate, London, U.K.
(6) Includes 1,080,000 shares of Common Stock which may be acquired by (i) converting 50,000 shares of A Preferred Stock into 66,667 shares of Common Stock, (ii) exercising options to acquire 1,000,000 shares of Common Stock and (iii) exercising warrants to acquire 13,333 shares of Common Stock. The address for Mr. Devine is c/o 2 International Plaza, Suite 245, Philadelphia, PA 19113-1507.
(7) Includes 95,000 shares of Common Stock which may be acquired by exercising options to acquire 95,000 shares of Common Stock and 20,000 shares of Common Stock owned by Mr. Mattei's wife, as to which he disclaims beneficial ownership.
(8) Includes 205,000 shares of Common Stock which may be acquired by exercising outstanding options.
(9) Represents 200,000 shares of Common Stock which may be acquired by exercising outstanding options.
(10) Includes 2,400,000 shares of Common Stock which may be acquired by (i) converting 50,000 shares of A Preferred Stock into 66,667 shares of Common Stock, (ii) exercising options to acquire 2,320,000 shares of Common Stock and (iii) exercising warrants to acquire 13,333 shares of Common Stock.
*       indicates less than one percent of class.

                             EXECUTIVE COMPENSATION

                 Summary Compensation Table. The following table sets forth the aggregate compensation (cash and non-cash, plan and non-plan) paid by the Company during fiscal 1996 for services rendered to the Company in all capacities by the Chief Executive Officer and certain other executive officers (collectively, the "Named Executive Officers"):

                                                                                                           Long Term
                                                                                                         Compensation
                                                                 Annual Compensation                        Awards
                                                  -------------------------------------------------      ------------
                                                  Salary            Bonus        Other Compensation      Options/SARs
Name and Principal Position         Year            ($)              ($)                 ($)                 (#)
---------------------------         ----            ---              ---             -----------             ---
Paul L. Devine,                     1996          $225,000        $210,798            $      0               500,000
Chairman, President and Chief       1995            56,250         100,000             120,000(1)            200,000
Executive Officer                   1994                 0               0             160,000(1)                  0

Howard S. Kravitz,                  1996          $109,264               0                0                        0
 Director Engineering and           1995           109,264               0                0                   50,000
 Technical Services                 1994           106,618               0                0                        0

Derrick W. Lyon,                    1996                 0               0             184,000(2)            100,000
 Chief Executive Officer, EPL       1995                 0               0              36,000(2)            100,000
Technologies (Europe) Limited

(1) Until December 1994, to secure the services of Mr. Devine as Chairman and CEO of the Company, the Company operated under a draft consulting agreement which the Company submitted to Kingsway Holdings PLC, of which Paul L. Devine was a controlling shareholder. This agreement in draft form recited that it ran from January 1, 1993 to December 31, 1994. Although never signed, the parties continued to operate as though the agreement were in effect in 1995 with Mr. Devine providing services as an independent contractor until September 1995. Effective October 1, 1995 Mr. Devine signed an employment agreement with the Company, to serve as Chairman of the Board of Directors, President and Chief Executive Officer. The 1995 agreement was to have expired in December 1997, but was replaced by a new agreement dated January 1, 1997. See "Employment and Consulting Contracts".

(2) Includes payments made to DWL Associates Ltd. for the provision of consulting and advisory services by Mr. Lyon. See " - Employment and Consulting Contracts." Amounts assume an exchange rate of L1:$1.60.

         No other executive officers are presented in the Summary Compensation Table because no other officer of the Company during fiscal year 1996 earned salary and bonus of more than $100,000 for such year.

         Stock Options Granted in Last Fiscal Year. The following table sets forth information concerning individual grants of stock options made by the Company during fiscal 1996 to each of the Named Executive Officers.

                                                Individual Grants
                                 ----------------------------------------------
                                                 % of
                                   Number        Total                           Potential Realizable Value at
                                  of Shares     Options                             Assumed Annual Rates of
                                 Underlying   Granted to    Exercise              Stock Price Application for
                                   Options     Employees    or Base                 Option Term (5 years)(1)
                                   Granted    in Fiscal      Price   Expiration  ----------------------------
Name                                 (#)         Year      Per Share    Date         0%     5%         10%
-------------------------------------------------------------------------------------------------------------
Paul L. Devine(2)                 300,000       16.62%      $ 4.00    3/7/01        $  0  $331,538   $732,612
                                  200,000     11.08          4.063    12/4/01          0   224,429    496,039
Derrick W. Lyon(2)                100,000      5.54          4.063    12/4/01          0   112,214    248,019

(1) The dollar amounts under these columns are the result of calculations at 5% and 10% annual growth rates set by the Securities and Exchange Commission, compounded annually for the five year term of the options, and therefore are not intended to forecast possible future appreciation, if any, of the price of Common Stock.
(2)     Options were granted pursuant to the Plan.

                 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth information concerning stock options granted to each of the Named Executive Officers during fiscal 1996 and the number of unexercised options at the end of fiscal 1996 and the value of such options:

                                   Number of Shares                          Value of Unexercised
                           Underlying Unexercised Options at                In-The-Money Options at
                                   December 31, 1996                         December 31, 1996(1)
                          -----------------------------------         -----------------------------------
Name                      Exercisable           Unexercisable         Exercisable           Unexercisable
---------------------------------------------------------------------------------------------------------
Paul L. Devine              1,000,000                 0                $3,450,000                $0
Howard S. Kravitz             205,000                 0                 1,021,563                 0
Derrick W. Lyon               200,000                 0                   606,350                 0


(1) The fair market value of "in-the-money" options was calculated on the basis of the difference between the exercise price of the options held and the closing price of a share of Common Stock on the Nasdaq SmallCap market on December 31, 1996, which was $ 6.063, multiplied by the number of options held.

EMPLOYMENT AND CONSULTING CONTRACTS

                 Mr. Devine and the Company are parties to an employment agreement dated as of January 1, 1997 which provides that Mr. Devine is to serve as the Company's Chairman of the Board, President and Chief Executive Officer. The agreement provides for a rolling three year term. The Agreement provides for a base salary to be fixed by the Board which, as of January 1, 1997, was $275,000 per year. Pursuant to the agreement the Company will maintain life insurance on Mr. Devine's life with a face amount equal to at least $1,000,000, for which Mr. Devine may designate a beneficiary. Under the agreement Mr. Devine also will be entitled to receive a retirement benefit if he remains continuously employed (as defined) by the Company until age fifty. Generally, if Mr. Devine retires at age 65, the retirement benefit to be received annually will be equal to 50% of his average annual base salary and bonus during the final three years of his employment (less benefits from any other defined benefit pension plan of the Company). The percentage of Mr. Devine's average annual base salary and bonus will be reduced or increased by 6% for each year by which Mr. Devine elects to have such retirement benefit commence earlier or later than his 65th birthday. The agreement also provides that Mr. Devine is entitled to participate in all benefit plans and arrangements of the Company and may also receive bonuses, if any, as determined by the Board of Directors. The agreement also provides certain disability and death benefits to Mr. Devine, as well as severance payments approximately equal to Mr. Devine's average salary and bonus for the previous three years, to continue for three years if Mr. Devine is terminated under certain conditions.
Additionally, Mr. Devine is entitled to receive a payment of approximately three times his "base amount" (as defined in the Internal Revenue Code of 1986) in the event of a "change of control" of the Company (as defined in the agreement). The agreement also contains certain customary provisions regarding confidentiality and non-competition.

                 Mr. Kravitz was a party to an employment agreement pursuant to which he served as the Company's Vice-President - Sales and Marketing. Notice that the Company did not desire to renew this contract was served on January 30, 1996, and thus, salary payments currently are being made on a month-to-month basis at the equivalent annual rate of $109,264. Mr. Kravitz remains employed by the Company as its Director - Engineering and Technical Services.

                 The Company entered into a Consulting Agreement with DWL Associates Ltd, an entity controlled by Mr. Lyon, for the provision of consulting and advisory services by Mr. Lyon. The agreement, which was signed as part of the acquisition by the Company of Bakery Packaging Services Limited in September 1995, has an original term of two years, expiring September 30, 1997. Annual fees of L.90,000 ($144,000 at an exchange rate of $1.60) per annum are payable under this agreement plus the reimbursement of directly incurred expenses.

1994 STOCK INCENTIVE PLAN

                 The Company's 1994 Stock Incentive Plan was adopted by the shareholders on July 21, 1994, and modified by the shareholders to increase the shares issuable thereunder and to make certain other changes on July 22, 1996. The Plan is intended as an additional incentive to certain employees, certain consultants or advisors and non-employee members of the Board of Directors to enter into or remain in the employ of the Company or to serve on the Board of Directors by providing them with an additional opportunity to increase their proprietary interest in the Company and to align their interests with those of the Company's shareholders generally through the receipt of options to purchase Common Stock and has been structured to comply with the applicable provisions of
Section 16(b) of the Securities Exchange Act of 1934, as amended and Rule 16b-3 thereunder. The Plan provides for the grant of incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and non-qualified stock options and the award of shares of Common Stock. The particular terms of each option grant or stock award are set forth in a separate agreement between the Company and the optionee or award recipient. The main terms are the Plan are set out in Proposal No 2 below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 The members of the Company's Compensation Committee during fiscal 1996 were Mr. Robert D. Mattei and Mr. William J. Hopke, neither of whom were officers of the Company during such period. Following Mr. Hopke's resignation from the Board in December 1996, Mr. Cantwell was elected to replace Mr. Hopke as a member of the committee in May 1997. Neither the members of the Compensation Committee nor any of their affiliates (except as disclosed under Certain Relationships and Related Transactions below), entered into any transactions with the Company during fiscal 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                 The Compensation Committee sets compensation policies applicable to executive officers and has the authority to approve salaries and bonuses and other compensation matters for the Company's executive officers. The Committee reviews the overall performance of the Company and its executive officers based on the Company's financial and operating performance. The Committee's compensation policy generally reflects the basic principles that compensation should reflect the financial performance of the Company and a portion of an executive officer's compensation should provide long-term incentives that will tie long-term rewards for the executive officers to
increases in shareholder value.   Company philosophy regarding base salary is
to maintain it at a competitive level sufficient to recruit individuals possessing the skills necessary to achieve the Company's vision and mission over the long term. The Committee monitors salary levels for comparable executives. The Committee, in its discretion, may award bonuses to employees, based on Company performance and each employee's performance goals. The intent of a bonus is to motivate and reward performance of employees measured against specific goals and in light of the competitive compensation practices of comparable companies. The goals vary with each employee's responsibilities rather than being fixed by reference to overall measures of Company performance. Finally, stock options are viewed as a fundamental element in the total compensation program and, in keeping with the Company's basic philosophy, emphasize long term Company performance as measured by the creation and enhancement of shareholder value, fostering a community of interest between shareholders and employees. The specific determination of the number of options to be granted, however, is not based upon any specific criteria. Although options may be granted at any price, options generally have been granted at the fair market value of the underlying shares on the date of grant. The Committee also relies on recommendations of management regarding option grants. The compensation for the Company's Chief Executive Officer is based on, among other factors, his ability to obtain necessary financing to fund the Company's operations, expand sales growth opportunities, integrate various operations and continue to guide the Company in its expanding role in servicing the fresh-cut produce industry. In evaluating the performance of the Company's executive officers, including the Chief Executive Officer, the Committee noted that the Company's fiscal 1996 sales increased by 229% over fiscal 1995 results, total assets grew from $10,041,197 to $15,215,422, the acquisitions of Pure Produce, Inc. and Crystal Specialty Films, Inc. were completed, EPL Flexible Packaging Limited was set up and acquired some of the assets of Printpack (St Helens) Limited, and NewCornCo LLC was formed with Underwood

Ranches as a partner. The satisfaction of defined performance criteria and qualitative criteria, including, management skills and leadership ability, are the bases upon which the committee evaluates compensation decisions for its executive officers, including the Chief Executive Officer.


QUALIFYING EXECUTIVE COMPENSATION FOR DEDUCTIBILITY UNDER APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or for each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive or does not qualify as a "performance based" compensation arrangement. The Committee intends to consider taking such actions as may be appropriate to qualify compensation received by such executives upon exercise of options granted under the Company's stock option plans for deductibility under Section 162(m), although it has not done so in the past. The Committee notes that base salary and bonus levels are expected to remain below the $1,000,000 limitation in the foreseeable future.

This report is furnished by the Compensation Committee of the Board of Directors.

June 20, 1996

                 Robert D. Mattei

                            STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in cumulative total stockholder return on the Common Stock since December 30, 1994 with the cumulative total return on the Nasdaq Composite (US) Index and the Nasdaq Industrial Index over the same period. The comparison assumes $100 was invested on December 30, 1994 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to December 31, 1996. The Company has not paid cash dividends on the Common Stock. Historic stock prices are not indicative of future stock price performance.(1)





                                   [GRAPH]


-----------------------------------------------
TOTAL RETURN ANALYSIS
                    12/30/94 12/29/95 12/31/96
-----------------------------------------------
EPL TECHNOLOGIES      $ 100    $ 620    $ 970
---------------------------------------------
NASDAQ INDUSTRIAL     $ 100    $ 128    $ 148
---------------------------------------------
NASDAQ COMPOSITE (US) $ 100    $ 140    $ 172
---------------------------------------------


(1) Since July 1996, the Common Stock has traded on the Nasdaq Small Cap Market tier of the Nasdaq Stock Market. From September 1995 to July 1996, the Common Stock traded on the National Association of Securities Dealers "bulletin board". Prior to September 1995, the Common Stock traded on the National Association of Securities Dealers "pink sheets."

                 This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and is not to be deemed to be soliciting material.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                 The Company currently obtains all of its requirements for certain raw materials from Jungbunzlauer, Inc., a U.S. subsidiary of Jungbunzlauer Holding AG, a former shareholder of the Company. In the year ended December 31, 1996, these purchases totaled $35,280. Dr. Rainer G. Bichlbauer, a director of the Company from July 1994 to May 1997, serves as Director of Finance and marketing of Jungbunzlauer Holding AG. Effective May 28, 1997, Jungbunzlauer Holding AG sold its remaining shares of the Company to two existing Company shareholders and Dr. Bichlbauer resigned from the Board.

                          PROPOSAL NO.  2  - AMENDMENT
                   TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN

                 On July 21, 1994, the Company's shareholders approved the Plan, which provided for the granting of options for the cash purchase of an aggregate of 1,500,000 shares of common stock, subject to certain adjustments, for employees (including employees who are members of the Board) and certain consultants or advisors of the Company or any Affiliate (as defined). On July 22, 1996 the Company's shareholders ratified an amendment to the Plan, which increased the number of shares of Common Stock reserved for issuance under the Plan to 3,000,000. On May 9, 1997, the Board adopted, found advisable and recommended to the shareholders a further amendment to the Plan, pursuant to the terms and conditions of the Plan. The amendment, which is subject to shareholder approval, would increase the number of shares of Common Stock reserved for issuance under the Plan to 4,500,000. If the shareholders do not approve the amendment, the amendment will not be effective.

                 The purpose of the Plan is to provide such eligible persons with additional incentive to devote themselves to the future success of the Company or an Affiliate and to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

                 The Plan is intended as an additional incentive to certain employees, certain consultants or advisors and non-employee members of the Board of Directors to enter into or remain in the employ of the Company or to serve on the Board of Directors by providing them with an additional opportunity to increase their proprietary interest in the Company and to align their interests with those of the Company's shareholders generally through the receipt of options to purchase Common Stock and has been structured to comply with the applicable provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended and Rule 16b-3 thereunder.

                 The Plan is administered by the 1994 Stock Incentive Plan Administration Committee appointed by the Board (the "Plan Committee"), which is currently comprised of Robert D. Mattei and Ronald Cantwell. Options granted under the Plan may be designated by the Plan Committee as "incentive stock options" ("ISO's") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, or may be designated by the Plan Committee as options not intended to be ISO's ("non-qualified stock options").

                 Options for 2,434,500 shares have been granted under the Plan. The Board of Directors believes that, in light of the Company's recent growth and the increase in employees eligible to receive options, an increase in the maximum number of shares subject to options under the Plan is appropriate. The Company has found that the use of options has enabled it to retain talented and experienced individuals at salary levels below that which might otherwise be required if options were not offered as part of the compensation package. Moreover, options provide more or less of an economic benefit to option holders depending on the market value of the Company's Common Stock, thereby constituting a particularly effective incentive to option holders to endeavor to improve the Company's performance. The Board of Directors believes that increasing the number of shares issuable under the Plan to 4,500,000 will provide a sufficient number of shares for option grants over the next few years.

                 The material features of the Plan, as amended by the proposed amendment, are as follows:

         1. Number of Shares. The aggregate maximum number of shares for which options to purchase shares of Common Stock may be granted under the Plan is 4,500,000 shares, subject to adjustment upon the occurrence of stock dividends, stock splits, recapitalization or certain other capital adjustments that cause an increase or decrease in the number of issued and outstanding shares of Common Stock. As of June 6, 1997, the aggregate market value of the 1,500,000 shares of Common Stock for which such additional options might now be granted was $8,625,000.

         2. Administration. The employees and certain consultants or advisors of the Company to whom options may be granted, the timing of grants for all eligible recipients and the option price for options granted to such eligible persons, including non-employee members of the Board of Directors, are as set forth in the Plan. Subject to the foregoing and other provisions of the Plan, the Plan is administered by the Board of Directors of the Company if all members of the Board of Directors are "Disinterested Directors" (as defined). If any of the members of the Board of Directors are not Disinterested Directors, the Board of Directors shall designate a committee composed of two or more directors, each of whom is a Disinterested Director, to operate and administer the Plan in its stead or designate two committees to operate and administer the Plan in its stead, a Disinterested Director Committee to operate and administer the Plan with respect to the Company's "Section 16 Officers" (as defined) and the directors who are not members of the Disinterested Director Committee, and another committee composed of two or more directors (which may include directors who are not Disinterested Directors) to operate and administer the Plan with respect to persons other than Section 16 Officers or directors or designate a Disinterested Director Committee to operate and administer the Plan with respect to the Company's Section 16 Officers and directors (other than those directors serving on the Disinterested Director Committee) and itself operate and administer the Plan with respect to persons other than Section 16 Officers or directors. Such provisions are designed to permit the Plan Committee to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Plan Committee currently consists of Robert D. Mattei and Ronald Cantwell, which administers the Plan.

         3. Eligibility. Employees, certain consultants or advisors and non-employee directors of the Company and its Affiliates (as defined) are eligible to receive options under the Plan, but the non-employee directors may only receive a defined amount of non-qualified stock options, with vesting, exercise price and other provisions as described in Paragraph 11 below. On December 31, 1996, the number of employees eligible to participate in the Plan was approximately 111 and two persons were eligible to participate in the Plan as non-employee directors.

         4. Term of Plan. The Plan provides that no option may be granted under it after May 4, 1999.

         5. Term of Option. All options (other than those for non-employee directors, as further described in Paragraph 11 below) terminate on the earliest of: (a) expiration of the option term specified in the document granting the option, which for an ISO shall not exceed (i) five years from the date of grant (or such shorter period as the Plan Committee may select) or (ii) five years from the date of grant if the optionee owns, directly or by attribution under the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of its Affiliates (as defined); (b) the expiration of three months (or such shorter period as the Plan Committee may select) from the date an optionee's employment terminates for any reason other than a "Change of Control", death or disability; (c) a finding by the Plan Committee that the optionee has breached his employment or service contract with the Company or has been engaged in any sort of disloyalty to the Company; (d) the expiration of one year from the date on which the optionee's employment terminates due to such optionee's disability or death; (e) the date set by the Plan Committee to be an accelerated expiration date in the event of the liquidation or dissolution of the Company or other "Change of Control"; and (f) the date set by the Plan Committee to be an accelerated expiration date in the event of a change in the financial accounting treatment for options from that in effect on the date the Plan was adopted adversely affects the Company, or may adversely affect the Company in the foreseeable future.

         All options granted to date under the Plan were immediately exercisable as of the date of grant.

         Notwithstanding the foregoing, the Plan Committee may extend the period during which an option may be exercised to a date no later than the date of expiration of the term specified in the option document.

         In addition, the non-qualified stock options granted or to be granted to non-employee directors and described in Paragraph 11 below have further limitations on their term, as described in Paragraph 11.

         6. Option Price. The option price per share may be less than, equal to or greater than the fair market value of the Common Stock subject to the option on the date the option is granted; provided, however, that the option price per share for an ISO shall be 100% of the fair market value of the Common Stock on the date the option is granted, and provided, further, that if an ISO is granted to an optionee who then owns, directly or by attribution under the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (as defined), then the option price per share will be at least 110% of the fair market value of the Common Stock subject to the option on the date the option is granted. The Plan defines such fair market value, if the Common Stock is listed on a national securities exchange or included in the Nasdaq National Market, the last reported sales price thereof on the relevant date or, if not so listed or included, as the mean between the closing "bid" and "asked" prices or the mean between the highest and lowest quoted selling prices of the Common Stock, as reported in customary financial reporting services, on the date the option is granted.

         7. Special Rules for Certain Shareholders. If an ISO is granted to an optionee who then owns, directly or by attribution under the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (as defined), then the term of the option will not exceed five years and the option price per share will be at least 110% of the fair market value of the Common Stock subject to the option on the date the option is granted. Such restrictions do not apply to non-qualified stock options granted to such an optionee, which are governed by the rules described in Paragraphs 5 and 6 above.

         8. Payment. An option holder may pay for shares covered by an option in cash or by certified check or by such other mode of payment as the Plan Committee may approve, including payment through a broker in accordance with certain federal laws, or payment in whole or in part of unencumbered shares of the Company's Common Stock, based on the fair market value of such Common Stock at the time of payment. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the option exercise price.

         9. Option Document; Restriction on Transferability. All options will be evidenced by a written option document containing provisions consistent with the Plan. No option granted under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to certain other laws.

         10. Provisions Relating to a "Change of Control". In the event of a "Change of Control", the Plan Committee may take whatever action with respect to outstanding options it deems necessary or desirable, including accelerating the expiration date of the options to a date no earlier than 30 days after notice of such acceleration is given to holders of options. In addition, in the event of a Change of Control, all options granted pursuant to the Plan will become immediately exercisable in full.

         A Change of Control will occur under the Plan upon requisite shareholder (or, if such approval is not required, Board of Directors) approval of a plan of liquidation or dissolution or the sale of substantially all of the assets of the Company. Subject to certain exceptions, a Change of Control will also occur upon requisite approval by the Company's and the other constituent corporation's stockholders (or, if such approval is not required, by the applicable boards of directors) of the merger or consolidation of the Company with or into such other constituent corporation. In addition, a Change of Control will occur if certain entities, persons or groups specified in the Plan (not including persons owning in excess of 20% of the outstanding Common Stock at the time of the adoption of the Plan by the Board of Directors and the shareholders) have become beneficial owners of our have obtained voting control over more than 50% of the Company's outstanding Common Stock, or on the first date upon which a majority of the Board of Directors consists of persons who have been members of the Board of Directors for less than 24 months, unless the nomination for election of each new director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         11. Special Provisions for Grant of Options to Non-Employee Directors. Options will be granted to non-employee directors and will become exercisable under the Plan only in accordance with the following terms:

                 A. Each non-employee director will be granted, commencing on May 4, 1995 and on each May 4th thereafter on which such person remains a non-employee director, an option to purchase up to 15,000 shares of Common Stock on a prorata basis.

                 B. Each such option granted to a non-employee director will be a non-qualified stock option, so that the optionee shall have the right to exercise the option with respect to 100% of the shares covered by such option on the date of grant. The option exercise price shall be equal to the fair market value of the underlying shares on the date the option is granted, as determined by the Plan Committee.

                 C. Each such option granted to a non-employee director will be exercisable until the first to occur of (i) expiration of five years from the date of grant; (ii) expiration of five years from the date the optionee's service with the Company or its Affiliates (as defined) terminates for any reason other than death or disability; (iii) expiration of five years from the date the optionee's service with the Company terminates by reason of death or disability; and (iv) the date of a "Change of Control."

                 D. In no event shall (i) the exercise price of the option be less than the fair market value of the shares subject to the option on the date of grant; and (ii) payment of the exercise price for the option in whole or in part in shares of Common Stock held by the optionee for more than one year be restricted. The option document for such options may contain such other restrictions and terms as are permitted by and consistent with the Plan and as the Plan Committee shall determine.

         12. Amendments to the Option Document and the Plan. Subject to the provisions of the Plan, the Board of Directors may amend an option document, subject to the optionee's consent if the amendment is not favorable to the optionee. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining approval of a vote of a majority of the outstanding voting stock of the Company, within twelve months before or after adoption of the Plan or any amendment thereto, change the class of individuals eligible to receive an ISO, extend the expiration date of the Plan, decrease the minimum exercise price of an ISO granted under the Plan or increase the maximum number of shares as to which options may be granted. In addition, the provisions of the Plan that determine (i) which non-employee directors shall be granted options under the special provisions applicable to them, (ii) the number of option shares subject to options so granted; (iii) the exercise price for such options; and (iv) the timing of the annual grants of such options shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable.

         13. Tax Aspects of the Plan. The following discussion is intended to summarize briefly the general principles of Federal income tax law applicable to options granted under the Plan. A recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. The option holder will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided the option holder does not dispose of those shares within two years from the date the ISO was granted or within one year after the shares were transferred to such option holder. Currently, for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

         As a general rule, if the option holder disposes of the shares before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares, and the Company will be entitled to a deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

         The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of such option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently the alternative minimum tax rate is 28%. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid will be allowed as a credit against regular tax liability in subsequent years. The option holder's basis in the shares for purposes of the alternative minimum tax will be adjusted when income is included in alternative minimum taxable income.

         A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in the shares subject to the option (which basis ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

         Whenever the Company proposes or is required to deliver or transfer shares in connection with the exercise of an option under the Plan, the Company has the right to require the option holder to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares or to take whatever action it deems necessary to protect its interests with respect to tax liabilities in connection with the issuance of such shares.

         The Board of Directors believes that the grant of stock options will provide significant incentives to directors and employees who contribute materially to the Company's future success.

         The favorable vote of a majority of the Company's shares of Common Stock, A Preferred Stock, B Preferred Stock and C Preferred Stock present in person or by proxy or entitled to vote at the Annual Meeting is required for approval of the amendment to the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN.


                          PROPOSAL NO.  3  - AMENDMENT
                   TO THE COMPANY'S ARTICLES OF INCORPORATION

                 On July 22, 1996 shareholders authorized a new class of 2,000,000 shares of preferred stock, which the Board may issue from time to time in one or more classes or series, with such designations, preferences and privileges as the Board may determine in its discretion. As of the date of this Proxy Statement, the Board has designated 531,915 shares of B Preferred Stock and 144,444 shares of C Preferred Stock out of the 2,000,000 shares originally available for issuance. Consequently, 1,323,641 shares of Board Designated Preferred Stock remain available for issuance. On May 9, 1997 the Board adopted, found advisable and recommended to the shareholders, a resolution to amend the Company's Articles of Incorporation in the form attached as Exhibit A. The amendment, which is subject to shareholder approval, increases this class to 4,000,000 shares of Board Designated Preferred Stock, of which 3,323,641 would be immediately available for issuance. If the shareholders do not approve the amendment, the amendment will not be effective.

         The basic purpose of the proposed amendment is to afford the Company increased flexibility, as permitted by the Colorado Business Corporation Act, in structuring its future capitalization to meet financing needs for expansion and growth and for other corporate purposes which the Board may deem desirable, including, without limitation, future public offerings or private placements, acquisitions, employee benefit plans, stock splits, stock dividends, stock options or other distributions, by permitting the issuance of shares on terms that can be specifically adapted to a particular situation promptly and economically by the Board, without solicitation of proxies, further action or authorization by the shareholders. The Board has no immediate plans for issuing any additional shares other than shares currently reserved for issuance. If the proposed amendment is approved, however, shares of such preferred stock, or other shares of capital stock authorized in the Company's Articles of Incorporation and not then outstanding, may be issued by the Company without further authorization by the shareholders. With respect to such preferred stock, such shares may be issued up to the full amount of the shares authorized and previously unissued with such designations, preferences, voting rights, limitations and other special rights and such other terms as the Board may determine.

         Adoption of the amendment could, however, make more difficult, and therefore discourage, attempts to acquire or alter control of the Company, even though some shareholders of the Company may deem such change of control desirable. The authority to issue additional shares on terms set by the Board could be used to create voting impediments or other hindrances to frustrate persons seeking to effect a merger or otherwise take control of the Company or could be used to issue shares in a private placement to one or more persons sympathetic to management and opposed to any takeover bid.

         The Board has no knowledge of any present effort to accumulate the Company's securities or to obtain control of the Company. The Board has no plans at the present time to submit to shareholders for approval, or take any other action with respect to any proposals, other than the proposed amendment to the Company's Articles of Incorporation set forth in this Proxy Statement, that might be deemed to have an anti-takeover effect. In the judgment of the Board, there are now no provisions in the Company's Articles of Incorporation, its Bylaws or any other agreement or plan to which the Company is a party that could be viewed as having, to a significant extent, such an effect other than the existing classes of Preferred Stock. There is no inter-relationship between the existing provisions and the proposed amendment.

         The proposed amendment to the Company's Articles of Incorporation will become effective if it receives the affirmative votes of the holders of a majority of the outstanding shares of each of the classes of the Company's Common Stock, A Preferred Stock, B Preferred Stock and C Preferred Stock. The resolution proposed by the Board for adoption by the shareholders is set forth as Exhibit A to this Proxy Statement and is incorporated in this Proxy Statement by reference.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY BY 2,000,000 SHARES OF PREFERRED STOCK.


                              INDEPENDENT AUDITORS

         Deloitte & Touche LLP, independent auditors, audited the financial statements of the Company for the year ended December 31, 1996. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board has selected Deloitte & Touche LLP as the independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 1997.

             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT 1934

         Section 16(a) of the Securities Exchange Act 1934 requires the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 1996 its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act, except (i) Trilon Dominion Partners, L.L.C. inadvertently failed to file a Form 4 relating to one transaction, which was subsequently reported on Form 5 in February 1997, and (ii) Lancer Partners, L.P. was inadvertently late in filing a Form 4 relating to one transaction.

                  SHAREHOLDER PROPOSALS - 1998 ANNUAL MEETING

                 Proposals of shareholders intended to be presented at the annual meeting of shareholders in 1998 must be received by February 21, 1998 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that annual meeting. Shareholder proposals should be directed to the Company's Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                                 OTHER MATTERS

                 The Board knows of no matter, other than as referred to in this Proxy Statement, which will be presented at the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.

                           ANNUAL REPORT ON FORM 10-K

                 THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE FINANCIAL STATEMENTS, EXHIBITS AND SCHEDULES THAT ARE ATTACHED TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE ATTENTION OF THE COMPANY'S SECRETARY AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT OR FAXED TO THE COMPANY AT (610) 521-5985.

                                        By order of the Board of Directors,



                                        Timothy B. Owen
                                        Secretary
June 20, 1997

                                   EXHIBIT A


RESOLVED, that Paragraph A. of Article V of the Articles of Incorporation of the Company be amended and restated to read in its entirety as follows:

                 The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value $0.001 per share, three million two hundred fifty thousand (3,250,000) shares of Series A 10% Cumulative Convertible Preferred Stock with a par value of $1.00 per share ("Series A Preferred Stock"), 531,915 shares of Series B 10% Cumulative Convertible Preferred Stock with a par value of $0.01 per share ("Series B Preferred Stock"), 144,444 shares of Series C 10% Cumulative Convertible Preferred Stock with a par value of $0.01 per share ("Series C Preferred Stock") and three million, three hundred twenty-three thousand, six hundred forty-one (3,323,641) shares of preferred stock with a par value of $0.01 per share ("Board Designated Preferred Stock"). The Board of Directors of the Corporation may determine, in whole or in part, the preferences, limitations, and relative rights of the Board Designated Preferred Stock, within the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act, of any class of the Board Designated Preferred Stock, before the issuance of any shares of that class, or one or more series within a class of the Board Designated Preferred Stock before the issuance of any shares of that series. The Board of Directors may issue, in one or more classes or series, shares of the Board Designated Preferred Stock with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, or other special or relative rights as shall be fixed from time to time by the Board of Directors, except for and subject to, in each case, the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act and in accordance with the provisions and requirements of Section 7-106-102 of the Colorado Business Corporation Act.

                                                                      Appendix A




                             EPL TECHNOLOGIES, INC.
                     1994 STOCK INCENTIVE PLAN(AS AMENDED)

         1. Purpose. EPL Technologies, Inc. (the "Company") hereby adopts the EPL Technologies, Inc. 1994 Stock Incentive Plan (the "Plan"), as amended. The Plan is intended to recognize the contributions made to the Company by all employees (including employees who are members of the Board of Directors) of the Company or any Affiliate (as defined below), and certain consultants or advisors to the Company or an Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $0.001 per Share (the "Common Stock") and through the transfer or issuance of Common Stock subject to conditions of forfeiture. In addition, the Plan is intended as an additional incentive to certain directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock.

         2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                 (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

                 (b) "Award" shall mean a transfer of Common Stock subject to conditions of forfeiture made pursuant to the terms of the Plan.

                 (c) "Award Agreement" shall mean the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

                 (d) "Awardee" shall mean a person to whom an Award has been granted pursuant to the Plan.

                 (e) "Board of Directors" means the Board of Directors of the Company.

                 (f) "Change of Control" shall have the meaning as set forth in Section 10 of the Plan.

                 (g) "Code" means the Internal Revenue Code of 1986, as amended.

                 (h)      "Committee" shall have the meaning set forth in
Section 3 of the Plan.

                 (i) "Company" means EPL Technologies, Inc., a Colorado corporation.

                 (j)      "Disability" shall have the meaning set  forth in
Section 22(e)(3) of the Code.

                 (k) "Disinterested Director" shall mean a member of the Board of Directors of the Company who is "disinterested" within the meaning of Rule 16b-3.

                 (l) "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

                 (m) "Grantee" shall mean a person to whom an Option or an Award has been granted pursuant to the Plan.

                 (n) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of
Section 422(b) of the Code.

                 (o) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                 (p) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

                 (q) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                 (r)      "Option Document" means the document described in
Section 8 or Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

                 (s) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) or Subsection 9(a) of the Plan.

                 (t) "Restricted Stock" means Common Stock subject to conditions of forfeiture and transfer granted to any person pursuant to an Award under the Plan.

                 (u) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                 (v) "Section 16 Officer" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

                 (w) "Shares" means the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

         3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company if all members of the Board of Directors are Disinterested Directors; provided, however, that if all members of the Board of Directors are Disinterested Directors, the Board of Directors may designate a committee or committee(s) of the Board of Directors composed of two or more directors to administer the Plan with respect to the Section 16 Officers, directors, and/or key employees. If any of the members of the Board of Directors are not Disinterested Directors, the Board of Directors shall (i) designate a committee composed of two or more of directors, each of whom is a Disinterested Director (the "Disinterested Director Committee"), to operate and administer the Plan in its stead, (ii) designate two committees to operate and administer the Plan in its stead, a

Disinterested Director Committee to operate and administer the Plan with respect to the Company's Section 16 Officers and the directors who are not members of the Disinterested Director Committee, and another committee composed of two or more directors (which may include directors who are not Disinterested Directors) to operate and administer the Plan with respect to persons other than Section 16 Officers or directors or (iii) designate a Disinterested Director Committee to operate and administer the Plan with respect to the Company's Section 16 Officers and directors (other than those directors serving on the Disinterested Director Committee) and itself operate and administer the Plan with respect to persons other than Section 16 Officers or directors. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee." With the exception of the timing of grants of Options, the price at which Shares may be purchased, and the number of Shares covered by Options granted to each member of the Disinterested Director Committee, all of which shall be as specifically set forth in Section 9, the other provisions set forth herein, as it pertains to members of the Disinterested Director Committee, shall be administered by the Board of Directors.

                 (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board of Directors.

                 (b) Grants and Awards. Except with respect to Options granted to members of the Disinterested Director Committee pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options or Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the persons to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, (iii) determine the persons to whom, and the times at which, Awards of Restricted Stock shall be granted, the number of Shares awarded, and the purchase price per Share, if any, and (iv) approve the form and terms and conditions of the Option Documents and Award Agreements; all subject, however, to the express provisions of the Plan. Notwithstanding the foregoing, no person may be granted Options to acquire more than two hundred thousand (200,000) Shares in any calendar year. In making such determinations, the Committee may take into account the nature of the Grantee's services and responsibilities, the Grantee's present and potential contribution to the Company's success and such other factors as it may deem relevant. Notwithstanding the foregoing, grants of Options to members of the Disinterested Director Committee shall be made exclusively in accordance with Section 9. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

                 (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company or, an Affiliate, or the Company's stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under applicable law, and (iv) any transaction from which the member derived an improper personal benefit.

                 (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further action on his part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options and Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

         4. Options and Awards under the Plan. Options under the Plan may be in the form of a Non-qualified Stock Option, an ISO, or a combination thereof, at the discretion of the Committee. Awards under the Plan shall be in the form of Restricted Stock.

         5. Eligibility. All employees, certain consultants or advisors, and members of the Board of Directors shall be eligible to receive Options and Awards hereunder. However, members of the Disinterested Director Committee may receive Options only pursuant to Section 9 and are not eligible to receive Awards.

         6. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is four million, five hundred thousand (4,500,000), subject to adjustment as provided in Section 11 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if Shares granted pursuant to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

         7. Term of the Plan. The Plan is effective as of May 5, 1994, the date on which it was adopted by the Board of Directors, subject to the approval of the Plan on or before May 4, 1995 by a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting, by the unanimous consent in writing of the shareholders or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No Option or Award may be granted under the Plan after May 4, 1999. If the Plan is not so approved on or before May 4, 1995, all Options and Awards granted under the Plan shall be null and void.

         8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. To the extent any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of
Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the

Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to members of the Disinterested Director Committee, except as otherwise provided in Subsection 9(c).

                 (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

                 (b) Option Price. Each Option Document shall state the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the

Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

                 (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act),
(b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are

"restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

                 (d)      Medium of Payment.  An Optionee shall pay for Shares
(i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares of Common Stock in excess of the number of shares of Common Stock required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares of Common Stock. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                 (e)      Termination of Options.

                          (i) No Option shall be exercisable after the first to
occur of the following:

                                  (A) Expiration of the Option term specified
in the Option Document, which, in the case of an ISO, shall not occur after (1) five years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                                  (B) Except to the extent otherwise provided
in an Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                                  (C) The date, if any, set by the Board of
Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company; or

                                  (D) The occurrence of such other event or
events as may be set forth in the Option Document as causing an accelerated expiration of the Option.

                                  (E) The date, if any, set by the Committee as
an accelerated expiration date in the event of a change in the required financial accounting treatment for stock options from that in effect on May 5, 1994 that adversely affects or may adversely affect the Company in the foreseeable future.

                          (ii)    Notwithstanding the foregoing, the Committee
may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                          (iii) Notwithstanding anything to the contrary
contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

                 (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by such person. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                 (g) Limitation on ISO Grants. To the extent that the aggregate fair market value of stock with respect to which ISOs issued under the Plan and incentive stock options issued under any other incentive stock option plan of the Company or its Affiliates are exercisable for the first time by any individual during any calendar year exceeds $100,000, such ISOs shall be treated as Non-qualified Stock Options issued under the Plan. For purposes of this subsection 8(i), the fair market value of stock shall be determined as of the date of grant of the ISO or other incentive stock option.

                 (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                 (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(E) or Section 10 of the Plan, as applicable.

          9. Special Provisions Relating to Grants of Options to members of the Disinterested Director Committee. Options granted pursuant to the Plan to members of the Disinterested Director Committee and other non-employee/executive directors shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this
Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                 (a) Timing of Grants; Number of Shares Subject to Options; Exercisability of Options; Option Price. Each member of the Disinterested Director Committee shall be granted annually, commencing on May 4, 1995 and on each May 4th thereafter ("Grant

Date"), an Option to purchase fifteen thousand (15,000) Shares. The initial Option grant under this Section 9 to each person who becomes a member of the Disinterested Director Committee after May 4, 1995, shall be for the purchase of a number of Shares equal to fifteen thousand (15,000) times the "Allocation Fraction" (which cannot exceed one). The numerator of the Allocation Fraction shall be equal to the number of months (a partial month of service shall equal a full month of service) in the period which commences on the date a person's service as a member of the Disinterested Director Committee commenced and ends on the immediately following Grant Date, and the denominator shall be twelve
(12). Each such Option shall be a Non-qualified Stock Option, immediately exercisable on the date of grant, over a period of five (5) years. The Option Price shall be equal to the Fair Market Value of the Shares on the date the Option is granted.

                 (b) Termination of Options Granted Pursuant to Section 9. All Options granted pursuant to this Section 9 shall be exercisable until the first to occur of the following:

                                  (i) Expiration of five (5) years from the
date of grant;

                                  (ii)     Expiration of five (5) years from
the date the Optionee's service as a director terminates for any reason other than Disability or death;

                                  (iii) Expiration of five (5) years from the
date the Optionee's service as a director terminates due to the Optionee's Disability or death; or

                                  (iv) The date of a Change of Control.

                 (c) Applicability of Provisions of Section 8 to Options Granted Pursuant to Section 9. The following provisions of Section 8 shall be applicable to Options granted pursuant to this Section 9: Subsection 8(a)(provided that all Options granted pursuant to this Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in shares of Company Common Stock); Subsection 8(f); and Subsection 8(h).

         10. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options and Awards outstanding (other than Options granted pursuant to Section 9), including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan and held by Optionees who are employees or members of the Board of Directors at the time of a Change of Control shall become immediately exercisable in full and the restrictions applicable to Restricted Stock awarded to Awardees who are employees or members of the Board of Directors at the time of a Change of Control shall immediately lapse and the Restricted Stock held by the Company shall be delivered to the Grantees. Any amendment to this Section 10 which diminishes the rights of Optionees, other than the acceleration of the expiration or termination date to a date no earlier than thirty (30) days after notice of such acceleration, shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

                 A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the

Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty percent (20%) of the outstanding Shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the members of the Board of Directors shall have been members of the Board of Directors for less than one (1) year, unless the nomination for election of each new director who was not a director at the beginning of such one (1) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         11.     Adjustments on Changes in Capitalization.

                 (a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares, an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by his or her Option.

                 (b) Any adjustment under this Section 11 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

                 (c) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

         12. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. The Committee may, in its sole discretion, shorten or waive any term or condition with respect to all or any portion of any Award. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to Restricted Stock upon the death or Disability of the Awardee.

                 (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

                 (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Awardee shall be required to make payment on or before the date specified in the

Award Agreement. An Awardee shall pay for such Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

                 (c) In the case of an Award which provides for a transfer of Shares without any payment by the Grantee, the transfer shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the transfer shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares transferred pursuant to an Award shall be issued in the sole name of the Grantee. Notwithstanding the foregoing, as a precondition to a transfer, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 8.

                 (d) Forfeiture Conditions. The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company's Treasurer, together with an undated stock power executed by the Awardee Company or an appropriate officer of the Company until such time as each and every forfeiture condition has lapsed and that the Grantee be required, as a condition of the transfer, to deliver to such escrow agent stock powers covering the transferred Shares duly endorsed by the Grantee. Stock certificates evidencing Shares subject to forfeiture shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the Shares may not be sold or otherwise transferred.

                 (e) Lapse of Conditions. Upon termination or lapse of each and every forfeiture condition, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Grantee upon the Grantee's surrender of the legended certificates held by him to the Company.

                 (f) Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of subsection 13(c), the Grantee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

                 (g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee time as provided for in the Plan, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law or pursuant to any shareholders agreement then in effect, to the Awardee or the beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Awardee or the Awardee's beneficiary or estate, as the case may be. The Award may provide for the lapse of restrictions on transfer and forfeiture conditions in installments.

                 (h) Section 83(b) Elections. An Awardee who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

                 (i) Upon a finding by the Committee, after full consideration of the facts presented on behalf of both the

Company and the Awardee, that the Awardee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate, Awardee shall automatically forfeit all Restricted Stock for which (1) the Company has not yet delivered the Share certificates to the Awardee; (ii) the Restricted Period has not expired or (iii) any restrictions applicable to the Restricted Stock have not lapsed. Notwithstanding anything herein to the contrary, the Company may withhold delivery of Restricted Stock certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

                 (j) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Awards issued to an Awardee, subject to the Awardee's consent if such amendment is not favorable to the Awardee, except that the consent of the Awardee shall not be required for any amendment made pursuant to Section 10 of the Plan.

         13. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO or increase the maximum number of shares as to which Options may be granted without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, by the unanimous consent in writing of the shareholders, or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. In addition, the provisions of Section 9 that determine (i) which directors shall be granted Options pursuant to Section 9; (ii) the amount of Shares subject to Options granted pursuant to Section 9; (iii) the price at which shares subject to Options granted pursuant to Section 9 may be purchased and (iv) the timing of grants of Options pursuant to Section 9 shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended.
No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Grantee.

         14. No Commitment to Retain. The grant of an Option or Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

         15. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or
(b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

         16. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                                     PROXY
                             EPL TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS PAUL L. DEVINE AND TIMOTHY B. OWEN, EACH OF THEM ACTING INDIVIDUALLY, AS THE ATTORNEY AND PROXY OF THE UNDERSIGNED AND EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE IN THE NAME AND STEAD OF THE UNDERSIGNED AS DESIGNATED BELOW, ALL THE SHARES OF EPL TECHNOLOGIES, INC. HELD OF RECORD BY THE UNDERSIGNED ON JUNE 6, 1997, WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 21, 1997, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, IF PERSONALLY PRESENT.

1 - ELECTION OF DIRECTORS:

                                                                                       WITHHOLD
         NAME                                         VOTE FOR                         AUTHORITY TO VOTE
         ----                                         --------                         -----------------
         PAUL L. DEVINE                                _______                              _______
         ROBERT D. MATTEI                              _______                              _______
         RONALD W. CANTWELL                            _______                              _______

2 - PROPOSAL TO AMEND THE 1994 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN TO 4,500,000.

                      _______  FOR         _______  AGAINST     _______  ABSTAIN

3 - PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF BOARD DESIGNATED PREFERRED STOCK TO 4,000,000, WHICH THE BOARD OF DIRECTORS MAY ISSUE FROM TIME TO TIME IN ONE OR MORE CLASSES OR SERIES, WITH SUCH DESIGNATIONS, PREFERENCES AND PRIVILEGES AS THE BOARD OF DIRECTORS MAY DETERMINE IN ITS DISCRETION.

                      _______  FOR         _______  AGAINST     _______  ABSTAIN

4 - UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF EPL TECHNOLOGIES, INC.


   ________________________________                               _____________________________
        PRINT SHAREHOLDER NAME                                      SIGNATURE OF SHAREHOLDER

   ________________________________                               _____________________________
               DATE                                                 SIGNATURE OF SHAREHOLDER

   PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATE, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP, PLEASE HAVE A DULY AUTHORIZED OFFICER OR PARTNER SIGN IN FULL CORPORATE OR PARTNERSHIP NAME.

   PLEASE RETURN THIS PROXY TO EPL TECHNOLOGIES, INC., 2 INTERNATIONAL PLAZA, SUITE 245, PHILADELPHIA, PA, 19113-1507 PRIOR TO JULY 14, 1997 SO THAT YOUR VOTES MAY BE COUNTED AT THE ANNUAL MEETING.